UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Premier, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

All-Employee FAQ

1.	What did Premier announce?

•	Premier entered into an agreement to be acquired by an affiliate of Patient Square Capital, a dedicated healthcare investment firm.

•	Under the terms of the agreement, Patient Square will acquire all of the shares of Premier for $28.25 per share in cash in a transaction valued at approximately $2.6 billion.

•	Once the transaction is completed, Premier will become a private company, and our stock will no longer be listed or trade on NASDAQ or any other public exchange.

•

Under Patient Square’s ownership, Premier will have enhanced financial flexibility to accelerate the advancement and tech-enablement of our product portfolio, capitalize on emerging opportunities and continue pushing the envelope of innovation.

2.	Who is Patient Square Capital?

•	Patient Square is a dedicated healthcare investment firm focused on partnering with companies and management teams whose products, services and technologies improve health.

•	Patient Square has deep industry expertise, significant capital and a strong track record of successfully helping companies like Premier reach their full potential.

3.	What are the benefits of this transaction? Why now?

•

Since the Company’s public listing in 2013, Premier has leveraged its access to capital to build unmatched supply chain expertise, world-class technology and nationally recognized advisory capabilities that enable members to continuously improve their cost, quality and operational efficiencies.

•

The healthcare landscape continues to rapidly evolve, and the agreement to be acquired by Patient Square is the result of our intentional strategy to best position Premier for the long term, consistent with our focus on advancing the interests of our stockholders and other stakeholders.

•

Under Patient Square’s ownership, Premier will have enhanced financial flexibility to accelerate the advancement and tech-enablement of our product portfolio, capitalize on emerging opportunities and continue pushing the envelope of innovation.

•

Premier’s Board carefully considered a wide range of strategic alternatives in recent years and unanimously determined that this transaction with Patient Square is in the best interests of Premier and its stockholders and, upon closing, will deliver immediate and certain value to our stockholders.

4.	When is the transaction expected to close?

•

The transaction is expected to close by the first quarter of calendar year 2026, subject to approval by Premier stockholders and satisfaction of regulatory approvals and other customary closing conditions.

5.	What does it mean to be a private company?

•

As a Patient Square portfolio company, Premier will have enhanced financial flexibility to accelerate the advancement and tech-enablement of our product portfolio, capitalize on emerging opportunities and continue pushing the envelope of innovation – all to meet the market’s evolving needs.

•	In addition, we will no longer have certain responsibilities that all public companies must undertake, such as quarterly public financial reporting.

•	All of that said, you should not expect to see any differences in your day-to-day work as a result of transitioning from a public to a private company.

6.	What does this transaction mean for employees?

•	We are confident that this transaction will benefit all of our stakeholders, including employees.

•	Patient Square has deep industry expertise, significant capital and a strong track record of successfully helping companies like Premier reach their full potential in a dynamic healthcare environment.

•

In addition to understanding our business model and strategy, Patient Square has shown a deep appreciation for Premier’s people and a commitment to investing in you all – in fact, it is a large part of what attracted them to Premier.

•

Until the transaction closes, which we expect to occur by the first quarter of calendar year 2026, subject to approval by Premier stockholders and satisfaction of regulatory approvals and other customary closing conditions, we will continue to operate as a public company, and it is business as usual at Premier.

•	We are counting on you to stay focused on your day-to-day priorities and responsibilities.

7.	What does this announcement mean for my day-to-day responsibilities?

•	This announcement does not impact your day-to-day priorities and responsibilities.

•	It is important to remember that this announcement is just the first step toward completing this transaction, and it is business as usual at Premier.

•	Please continue to focus on our strategic priorities: delivering transformative solutions, winning additional business, and powering real results for those we serve.

8.	Will there be changes to compensation or benefits?

•

Until the transaction closes, which we expect to occur by the first quarter of calendar year 2026, subject to approval by Premier stockholders and satisfaction of regulatory approvals and other customary closing conditions, we will continue to operate under our current compensation and benefit programs.

•	Following the closing of the transaction, we expect certain changes. For example, we will no longer have publicly traded stock, so there will be adjustments to our equity-based programs.

•	Overall, however, you should generally expect your total cash compensation and benefits to remain substantially comparable to what they are today.

•	We will continue to keep you informed as we move ahead.

9.	What does this mean for our members, customers and partners?

•	It is business as usual at Premier, and this announcement has no impact on how we operate, serve our members and customers, or work with our partners and other stakeholders.

•

Looking ahead, Patient Square understands our business model and strategy, and under Patient Square’s ownership, Premier will have enhanced financial flexibility to accelerate the advancement and tech-enablement of our product portfolio, capitalize on emerging opportunities and continue pushing the envelope of innovation.

•	We are confident the transaction will benefit all Premier stakeholders.

10.	What should I do if I am contacted by outside parties about the transaction?

•	It is important that we maintain consistent external messaging. Please do not answer questions yourself or speculate about this transaction.

•	Should you receive questions about this announcement, please direct them as follows:

•	Member or supplier inquiries: Andy Brailo, Chief Customer Officer, at andy_brailo@premierinc.com.

•	Media inquiries: Amanda Forster, VP of Integrated Communications, at amanda_forster@premierinc.com.

•	Investor and analyst inquiries: Ben Krasinski, Senior Director of Investor Relations, at ben_krasinski@premierinc.com.

11. Who can I contact if I have further questions?

•	If you have any questions about this announcement, please contact your manager directly or reach out to HRInquiries@premierinc.com for any employee-related questions.

•	We will keep you informed as we move towards the completion of the transaction. Thank you for your continued commitment to Premier.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Premier Inc., 13520 Ballantyne Corporate Place, Charlotte, North Carolina, 28277, or from the Company’s website, www.premierinc.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on October  21, 2024 (the “2024 Annual Meeting Proxy Statement”), and in other documents filed by the Company with the SEC. Please refer to, among other things, the sections captioned “Compensation of Directors,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management” in the 2024 Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2024 Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 3 filed by Glenn Coleman on November  12, 2024; Form 3 filed by David P. Zito on December  9, 2024; Forms 4, filed by Glenn Coleman on November  12, 2024, August  20, 2025 and August  22, 2025; Forms 4, filed by Michael J. Alkire on November  14, 2024, December  12, 2024, August  20, 2025, August  22, 2025 and August  26, 2025; Forms 4, filed by John T. Bigalke on December  6, 2024, December  10, 2024, March  6, 2025, June  5, 2025 and September  4, 2025; Forms 4, filed by David P. Zito on December  9, 2024, August  20, 2025 and August  22, 2025; Form 4, filed by Ellen C. Wolf on December  10, 2024; Form 4, filed by Richard J. Statuto on December  10, 2024; Form 4, filed by Marvin R. O’Quinn on December  10, 2024; Form 4, filed by Peter Fine on December  10, 2024; Form 4, filed by Jody R. Davids on December  10, 2024; Forms 4, filed by Helen M. Boudreau on December  10, 2024, January  7, 2025 and June  2, 2025; Form 4, filed by Marc D. Miller on December  10, 2024; Form 4, filed by Leigh Anderson on December  23, 2024; Forms 4, filed by David L. Klatsky on April  3, 2025, May  7, 2025, August  20, 2025, August  22, 2025, August  26, 2025 and August  27, 2025; Forms 4, filed by Andy Brailo on May  7, 2025, August  20, 2025, August  22, 2025, August  26, 2025, September  4, 2025, and September  8, 2025; Forms 4 filed by Crystal Climer on August  20, 2025, August  22, 2025 and August 26, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from historical results or from any future results, projections, views, beliefs and estimates expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), Current Reports on Form 8-K and other documents filed with the SEC, including documents that will be filed with the SEC in connection with the proposed transaction, and the following: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, satisfy the other conditions to the consummation of the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders) or complete contemplated financing arrangements, (2) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company Class A Common Stock, (3) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction, (5) risks related to disruption of the Company’s current plans and operations or the diversion of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (6) significant transaction costs and (7) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future. The foregoing list of important factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, or achievements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed transaction, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.